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                              ORACLE PARTNERNETWORK
                     FULL USE PROGRAM DISTRIBUTION AGREEMENT


This Full Use Program Distribution Agreement ("agreement") includes the terms and definitions set out below and any orders you submit. This agreement and any orders submitted under this agreement are not effective until accepted by Oracle. If accepted, Oracle will notify you and the terms of this agreement will govern.


Definitions
"You" and "your" refer to the individual or entity that has entered into this agreement with Oracle Corporation ("Oracle") to distribute Oracle's programs with the value added package. The term "programs" refers to full use versions of the Oracle software products which you order from Oracle for development, trial, or demonstration purposes as provided below, and for distribution to an end user under this agreement, including program documentation, and any program updates acquired through technical support. The term "programs" does not include any Oracle E-Business Suite programs. The term "technical support" consists of Software Updates, Product Support, and/or other annual technical support services you may have ordered. The term "services" refers to technical support (excluding any program updates acquired through technical support), online, or other services which you have ordered. The term "distribution rights" refers to the right to distribute the programs to an end user with the value added package under the terms of this agreement. The term "end user" refers to a third party that is licensed to use the programs for its own business operations subject to the terms of an end user license agreement as further provided for in this agreement. The term "value added package" refers to the hardware and/or software products and/or services having added value which are developed, sold, provided and/or licensed with the programs to an end user by you or value added sales assistance provided by you. The term "full use" refers to unaltered versions of the programs with all functions intact. The term "end user license agreement" refers to a legally binding written agreement (a granting an end user the right to use the programs, (b) which is compliant with the terms of this agreement, and (c) which becomes effective upon the execution of an ordering document between you and an end user. The term "OPN" refers to the Oracle PartnerNetwork, which is Oracle's partner program that provides access to specified Oracle services, tools and resources. You can access the OPN at http://partner.oracle.com.

Distribution Rights
You must be a member of the OPN in order to distribute programs. You may order programs from Oracle and Oracle grants you a nonexclusive, nontransferable right to distribute such programs to end users pursuant to an end user's order to you as provided under this agreement. Each distributed program must be used only for the business operations of the end user. You may distribute the programs only in conjunction with your value added package and you may not distribute the program to yourself or to an affiliated entity. You shall not appoint any third party to distribute the programs. Program documentation is either shipped with the programs, or documentation may be accessed online at http://docs.oracle.com.

You may order Oracle technical support for your end users. Oracle grants you a nonexclusive, nontransferable right to distribute to end users the ability to receive first year technical support from Oracle for the programs distributed to such end users. First year technical support may be acquired only with the order placed for the programs. If technical support is ordered, the term of such technical support begins on the date the programs are shipped. If ordered, annual technical support is provided under Oracle's technical support policies in effect at the time the services are provided. The technical support policies are subject to change and may contain additional terms, and you should review the policies prior to ordering such technical support. When you distribute the ability to receive first year technical support from Oracle to end users, you must inform such end users that such technical support (including the renewal of such technical support) is subject to Oracle's technical support policies in effect at the time the services are provided. You and/or the end user may access the latest version of the Oracle technical support policies at http://www.oracle.com/support/index.html?policies.html. If you distribute first year technical support to an end user, you must inform the end user of the amount of the annual technical support fees for the second year of technical support should the end user decide to purchase such technical support from Oracle. You may access the latest guidelines regarding the pricing of the second year of technical support at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet).


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Development Licenses
You may order development licenses for the programs for your use pursuant to which Oracle grants you a nonexclusive, nontransferable license to use the programs to (a) develop or prototype the value added package, and (b) to provide training for the value added package to employees and end users who have licensed the value added package. Your use of the development licenses shall be subject to the terms of this agreement and the terms provided in the ordering document.

Trial Licenses
You may order trial licenses for the programs. Oracle grants you a nonexclusive, nontransferable license to distribute to end users a combined total of 50 trial licenses at any one time for the end users' own internal evaluation purposes (and not for development, prototype, training, or technical support purposes). Trial licenses shall be for 30 days and shall be subject to the terms of this agreement and the terms provided in the ordering document. If your end users want to use programs for which they have obtained a trial license for more than 30 days, they must obtain an appropriate license and pay the appropriate fees; you must pay Oracle a fee for any trial licenses that you distribute that extend for more than 30 days. Programs licensed for trial purposes are provided "as is" and Oracle does not provide technical support or any warranties for these programs.

Demonstration Licenses
You may order demonstration licenses for the programs for your use pursuant to which Oracle grants you a nonexclusive, nontransferable license to use the programs to (a) demonstrate the programs to potential end users solely in connection with the value added package, (b) prototype the value added package, and (c) provide training for the value added package to your employees. Demonstration licenses shall be subject to the terms of this agreement and the terms provided in the ordering document.

Technical Support for Development Licenses and Demonstration Licenses
You may order annual technical support for development licenses and demonstration licenses. If ordered or renewed, technical support is provided under Oracle's technical support policies in effect at the time the services are provided. The technical support policies, incorporated in this agreement, are subject to change and may contain additional terms, and you should review the policies prior to ordering such technical support. You may access the latest version of the Oracle technical support policies at http://www.oracle.com/support/index.html?policies.html.

Oracle reserves the right to desupport its programs. Desupport notices, which are posted at Oracle's customer support web site, MetaLink (or Oracle's then current customer support web site), contain desupport dates, information about availability of Extended Assistance Support and Extended Maintenance Support and information about migration paths for certain features. The desupport notices are subject to change; Oracle will provide updated desupport notices on MetaLink (or Oracle's then current customer support web site) as necessary.

Ownership and Restrictions
Oracle retains all ownership and intellectual property rights to the programs and materials resulting from the services. You and each end user may make a sufficient number of copies of each program for the licensed use and one copy of each program media; you and each end user must obtain Oracle's prior written approval to make additional copies. You may allow your agents or contractors to use the programs for demonstration and development purposes set forth herein, subject to the terms of this agreement.

You may not:
distribute the programs except in conjunction with the value added package;

o use the programs for your own business operations except as provided in this agreement;
o remove or modify any program markings or any notice of Oracle's proprietary rights;
o rent, lease, or timeshare the programs, act as a service bureau with respect to the programs, or provide subscription services for the programs, or permit your end users to do so (unless such access is expressly permitted for the specific program license the end user has acquired), or distribute the programs in any manner except as provided under this agreement;
o use the programs to provide third party training on the content and/or functionality of the programs, except for training for your employees and end users who have licensed the value added package as provided in this agreement;
o cause or permit reverse engineering (unless required by law for interoperability), disassembly, or decompilation of the programs;
o disclose results of any program benchmark tests without Oracle's prior written consent; or
o engage in any deceptive or misleading practices that may be detrimental to Oracle or to the programs.


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"Open Source" software - software available without charge for use, modification and distribution - is often licensed under terms that require the user to make the user's modifications to the Open Source software or any software that the user `combines' with the Open Source software freely available in source code form. If you use Open Source software in conjunction with the programs, you must ensure that your use does not: (i) create, or purport to create, obligations of Oracle with respect to the programs; or (ii) grant, or purport to grant, to any third party any rights to or immunities under Oracle's intellectual property or proprietary rights in the programs. For example, you may not develop a software program using a program and an Open Source program where such use results in a program file(s) that contains code from both the program and the Open Source program (including without limitation libraries) if the Open Source program is licensed under a license that requires any "modifications" be made freely available. You also may not combine the programs with programs licensed under the GNU General Public License ("GPL") in any manner that could cause, or could be interpreted or asserted to cause, the programs or any modifications to the programs to become subject to the terms of the GPL.

Order Terms
Prior to submitting an order to Oracle, you must obtain an order from the end user for the programs ordered, which order and programs shall be subject to a valid end user license agreement. Each order placed by you must be complete and shall be subject to the terms of this agreement and the terms provided in the ordering document. With each order you shall provide: the name and address of the end user; the name, including date or version, of the applicable end user license agreement and any amendments and documents that together with the end user license agreement form the complete end user license agreement; the name, including date or version, of your agreement with Oracle under which your order is being placed; the location to which the programs will be shipped and the ship date (if you are shipping the programs); the total number of processors on which the programs are installed and/or running; the names of the programs licensed and applicable license metrics; the term designations (for term licenses); the number of trial licenses, if any; and the total license, technical support, and other services fees payable to Oracle. Your order must be complete when submitted to Oracle and may not (a) require any concessions (including requiring Oracle to perform any obligations or to incur any liability not set forth in your order to Oracle) or (b) be changed after it is submitted to Oracle. Oracle may require that you place orders through an authorized Oracle Value Added Distributor ("Oracle VAD").

Upon request, you will provide Oracle with a copy of the end user license agreement and any ordering documents or purchase agreements between you and the end user related to the order, with any information reasonably deemed confidential or proprietary removed as the information set forth in such end user license agreement will not be considered confidential information. At a minimum you must provide information related to the programs, including but not limited to, the end user's name, the programs distributed, the number of users, the license levels, the license grant to the end user, any definitions related to licensing metrics, the date of the order, and any other information reasonably requested by Oracle.

Where (i) the acquisition of programs and/or technical support is financed or leased, or (ii) the end user license agreement or order refers to any payments other than net 30 day payment terms, then you will comply with Oracle's financing and leasing policies which can be accessed at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet) by ensuring that the end user and any funder have received those policies, and where applicable, have acknowledged that they will comply with those policies.

License Agreement
It is your responsibility to ensure that any distribution of programs to an end user is subject to a legally binding end user license agreement for the programs and/or services that you order. The end user license agreement shall be either
(a) a legally binding written agreement between you and the end user under which you distribute the programs with your value added package in accordance with the terms of this agreement or (b) a legally binding written agreement between Oracle and the end user consisting of either a standard Oracle License and Services Agreement between Oracle and the end user or an existing Software License and Services Agreement between Oracle and the end user.

If the end user license agreement is between you and the end user, the terms for that end user license agreement shall be either (a) your own license agreement that complies with the terms set forth below or (b) the standard Oracle License and Services Agreement modified such that (i) you are the licensor and are responsible for all obligations under such agreement that would have been required of Oracle if Oracle were the licensor and (ii) Oracle is designated as a third party beneficiary of the end user license agreement.

If the end user license agreement is your own agreement, such agreement must at a minimum: (1) restrict the use of the programs to the business operations of the end user; (2) prohibit (a) the end user from assigning, giving, or transferring the programs and/or any services ordered or an interest in them to another individual or entity (and if your end user grants a security interest in the programs


                                                                    Page 3 of 11

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and/or any services, the secured party has no right to use or transfer the programs and/or any services); (b) timesharing, service bureau, subscription service, or rental use of the programs; and (c) title to the programs from passing to the end user or any other party; (3) prohibit the reverse engineering (unless required by law for interoperability), disassembly or decompilation of the programs and prohibit duplication of the programs except for a sufficient number of copies of each program for the end user's licensed use and one copy of each program media; (4) disclaim, to the extent permitted by applicable law, Oracle's liability for any damages, whether direct, indirect, incidental, or consequential, arising from the use of the programs; (5) require the end user at the termination of the agreement, to discontinue use and destroy or return to you all copies of the programs and documentation; (6) prohibit publication of any results of benchmark tests run on the programs; (7) require the end user to comply fully with all relevant export laws and regulations of the United States and other applicable export and import laws to assure that neither the programs, nor any direct product thereof, are exported, directly or indirectly, in violation of applicable laws; (8) not require Oracle to perform any obligations or incur any liability not previously agreed to between you and Oracle; (9) permit you to audit your end user's use of the programs and report such use to Oracle or to assign your right to audit the end user's use of the programs to Oracle; (10) inform the end user that technical support, if ordered from Oracle, is provided under Oracle's technical support policies in effect at the time the services are provided; (11) designate Oracle as a third party beneficiary of the end user license agreement; and (12) exclude the application of the Uniform Computer Information Transactions Act. You may allow your end users to permit agents or contractors to use the programs on their behalf for the purposes set forth in the end user license agreement, subject to the terms of such agreement. You shall be financially responsible for all claims and damages to Oracle caused by your failure to include the required contractual terms set forth above in each end user license agreement between you and an end user. Oracle is a third party beneficiary of any end user license agreement between you and the end user, but does not assume any of your obligations thereunder, and you agree that you will not enter into any end user license agreement that excludes Oracle as a third party beneficiary and will inform your end users of Oracle's rights.

If the end user license agreement is between Oracle and the end user, the terms for that end user license agreement shall be either (a) the then current standard Oracle License and Services Agreement or (b) an existing Software License and Services Agreement between Oracle and the end user. If the end user license agreement is the then current standard Oracle License and Services Agreement, you must obtain the end user's signature on Oracle's standard Oracle License and Services Agreement and provide the signed agreement to Oracle when you submit the order for programs and/or services. Oracle will sign the agreement and return it to you and you shall return it to the end user. You may obtain a copy of Oracle's current standard Oracle License and Services Agreement at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet). The ordering document between you and the end user shall expressly state that the applicable order is subject to and incorporates the terms and conditions of such standard Oracle License and Services Agreement. If the end user license agreement is an existing Software License and Services Agreement between Oracle and the end user, the ordering document between you and the end user shall expressly state that the applicable order is subject to and incorporates the terms and conditions of such existing Software License and Services Agreement between Oracle and the end user.

You agree to inform Oracle promptly if you are aware of any breach of an end user license agreement. You agree to enforce the terms of an end user license agreement between you and an end user if Oracle requests you to do so to protect its interest, or, at Oracle's request, to assign to Oracle or its designee the right to enforce such agreement.

Warranties, Disclaimers and Exclusive Remedies
Oracle warrants that programs will substantially operate as described in the applicable program documentation for one year after Oracle delivers them to you. Oracle also warrants that services ordered will be provided in a manner consistent with industry standards, and this warranty is valid for a period of 90 days from performance of the service.

ORACLE DOES NOT GUARANTEE THAT THE PROGRAMS WILL PERFORM ERROR-FREE OR UNINTERRUPTED, OR THAT ORACLE WILL CORRECT ALL PROGRAM ERRORS. TO THE EXTENT PERMITTED BY LAW, THESE WARRANTIES ARE EXCLUSIVE AND THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

FOR ANY BREACH OF THE WARRANTIES, YOUR EXCLUSIVE REMEDY, AND ORACLE'S ENTIRE LIABILITY, SHALL BE: (A) THE CORRECTION OF PROGRAM ERRORS THAT CAUSE BREACH OF THE WARRANTY, OR IF ORACLE CANNOT SUBSTANTIALLY CORRECT A BREACH IN A COMMERCIALLY REASONABLE MANNER, YOU MAY END YOUR PROGRAM LICENSE AND RECOVER THE FEES PAID TO ORACLE FOR THE PROGRAM LICENSE AND ANY UNUSED, PREPAID TECHNICAL SUPPORT FEES YOU HAVE PAID FOR THE PROGRAM


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LICENSE; OR (B) THE REPERFORMANCE OF THE SERVICES, OR IF ORACLE CANNOT
SUBSTANTIALLY CORRECT A BREACH IN A COMMERCIALLY REASONABLE MANNER, YOU MAY END THE RELEVANT SERVICES AND RECOVER THE FEES PAID TO ORACLE FOR THE RELEVANT SERVICES.

Trial Program
Oracle may include additional programs with an order that the end user may use for trial, non-production purposes only. The end user will have 30 days from the delivery date to evaluate these programs. If the end user decides to use any of these programs after the 30 day trial period, the end user must obtain a license for each program. If the end user decides not to obtain a license for any programs after the 30 day trial period, the end user must cease using and must delete the applicable programs from the end user's computer system. Programs licensed for trial purposes are provided "as is" and Oracle does not provide technical support or offer any warranties for these programs.

Indemnification
If someone makes a claim against you or an end user that any program infringes their intellectual property rights, Oracle will indemnify you and the end user if you do the following:

o notify the General Counsel, Legal Department, promptly in writing, not later than 30 days after you receive notice of the claim, or sooner if required by applicable law;
o   give Oracle sole control of the defense and any settlement negotiations; and
o give Oracle the information, authority, and assistance Oracle needs to defend against or settle the claim.

If Oracle believes that any of the programs may have violated someone else's intellectual property rights, Oracle may choose to either modify the programs to be non-infringing or obtain a license to allow for continued use, or if these alternatives are not commercially reasonable, Oracle may end the license for the applicable program and refund any fees you may have paid for it. Oracle will not indemnify you or an end user if you or an end user alter a program outside the scope of use identified in the user documentation or if you or an end user use a version of the program which has been superseded, if the infringement claim could have been avoided by using an unaltered current version of the program. Oracle will not indemnify you to the extent an infringement claim is based on a program not provided by Oracle. Oracle will not indemnify you or an end user to the extent that an infringement claim is based on the combination of programs with any products or services not provided by Oracle. This section provides your exclusive remedy for any infringement claims or damages.

If someone makes a claim against Oracle that a program, when used in combination with any product or services provided by you, infringes their intellectual property rights, and such claim would have been avoided by the exclusive use of the program, you will indemnify Oracle.

GENERAL
Term and End of Agreement
This agreement shall begin on the date specified in Oracle's acceptance confirmation and continue in effect for the same period of time as your Oracle PartnerNetwork Agreement ("OPN agreement"). This agreement will terminate if you do not keep your OPN membership current. Each year, in order to keep distributing the programs, when you apply to renew your OPN agreement, you must execute the then current version of Oracle's distribution agreement and the agreement will be subject to acceptance by Oracle, and Oracle may require you to complete certain training and assessment requirements to Oracle's satisfaction. If you breach the terms of this agreement and fail to correct the breach within 30 days after Oracle notifies you in writing, Oracle may end this agreement and your use of programs, access to technical support and other services ordered as well as the OPN agreement and your membership in the OPN; provided however, that if the breach is of a nature which cannot be corrected then Oracle may end this agreement immediately. If Oracle ends this agreement as specified in the preceding sentence, you must pay within 30 days all amounts which have accrued prior to the end of this agreement, as well as sums remaining unpaid for programs and/or services ordered or received under this agreement. You agree that if you are in default under this agreement, you may not use the programs and/or services ordered. The end users' rights to use the programs properly distributed by you under this agreement shall survive termination of this agreement, unless such rights are otherwise terminated in accordance with the applicable license agreement. The parties' rights and obligations that by their nature are continuing shall survive, including but not limited to those set forth in the section entitled "Ethical Business Practices."


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Fees and Taxes
You may place an order for programs and/or services with Oracle or any local majority owned subsidiary of Oracle (both of which are referred to in this agreement as an "Oracle group company") or an Oracle VAD. You agree to pay the applicable Oracle group company or the appropriate Oracle VAD a fee for each order placed for programs and/or services under this agreement as specified in the ordering document. Fees for programs and/or services will be paid directly to the entity to which you submit the order. You will not be relieved of your obligation to pay any fees owed to Oracle by the nonpayment of such fees by your end user. Oracle VADs and partners are free to determine the fees charged to end users for program licenses and technical support. Any order placed with the Oracle group company will be subject to the Oracle global price list and discount terms in effect at the time the order is submitted. To access the Oracle global price list and discount terms, you must log into the OPN web site at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet) to view the Oracle global price list and discount terms. It is your responsibility to access the Oracle global price list to obtain current information. If Oracle's global price list changes after you issue a valid written quote for program licenses to an end user, for 90 days after the date you submit the quote to the end user, the fee applicable to the programs identified in the quote shall be based on the global price list in effect on the date you submit the quote.

All fees payable to the applicable Oracle group company, including applicable fees for demonstration licenses and development licenses that you order, are due within 30 days from the invoice date, and you also agree to pay any sales, value-added or other similar taxes imposed by applicable law which the applicable Oracle group company must pay based on the programs or services you ordered. Oracle reserves the right to check your credit rating periodically during the term of this agreement and to modify these payment terms in the event that there is a material change in your credit rating. Fees listed in this agreement are exclusive of value added tax and/or similar sales taxes. Such taxes shall be charged at the appropriate rate by the applicable Oracle group company in addition to its stated fees and shall be shown separately on the relevant invoice. Payments shall be in U.S. dollars or in the local currency designated by the applicable Oracle group company or the appropriate Oracle VAD. Upon your submission of an order to the applicable Oracle group company, this payment obligation is non-cancelable, and the sum paid is nonrefundable, is not subject to set-off for any reason, and is not subject to the completion or occurrence of any event after the date your order is submitted to Oracle, other than the shipment of programs by Oracle if required and Oracle's obligation to provide annual technical support services to end users if ordered.

Nondisclosure
By virtue of this agreement, the parties may have access to information that is confidential to one another ("confidential information"). Confidential information shall be limited to the terms and pricing under this agreement, and all information clearly identified as confidential.

A party's confidential information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on the disclosure; or (d) is independently developed by the other party.

The parties agree to hold each other's confidential information in confidence for a period of three years from the date of disclosure. The parties agree, unless required by law, not to make each other's confidential information available in any form to any third party for any purpose other than the implementation of this agreement. Each party agrees to take all reasonable steps to ensure that confidential information is not disclosed or distributed by its employees or agents in violation of the terms of this agreement. Nothing shall prevent either party from disclosing the terms or pricing under this agreement or orders submitted under this agreement in any legal proceeding arising from or in connection with the terms of this agreement.

Trademarks and Copyrights
You are authorized to use Oracle's trademarks and service marks (the "Oracle trademarks") to refer to the associated Oracle products and services. Your use of the Oracle trademarks shall comply with Oracle's trademark usage guidelines in effect from time to time, and all goodwill based upon use of the Oracle trademarks shall inure to Oracle's benefit. Oracle's trademark usage guidelines, incorporated in this agreement, are subject to change. You may access Oracle's trademark usage guidelines at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet). You agree not to use Oracle trademarks (including "ORACLE") or potentially confusing variations (including "ORA") as a part of your product name(s), service name(s), company name or domain name(s). In marketing, promoting or licensing the programs, you agree to make it clear that Oracle is the source of the programs. You shall retain all notices, including copyright and trademark notices, on the programs and any copies of the programs. You shall deliver or have Oracle deliver the programs in the original sealed CD packs.


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Relationships between Parties
In all matters relating to this agreement, you will act as an independent contractor. This agreement does not create a partnership, joint venture, agency, employee/employer relationship, or franchisee/franchisor relationship between the parties. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this agreement shall be construed to limit either party's right to independently develop or distribute software that is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.

Privacy
To the extent this agreement provides Oracle the right to audit or review documents that may have information concerning your end users, or to the extent that you provide Oracle with personal information relating to any employees who are identified as contact persons or otherwise identified under this agreement, you agree to have provided all relevant notices to such persons or obtained any consents required to enable you to share this information with Oracle. Oracle will only use the information in manners consistent with those specified in this agreement, required to accomplish its purposes, or otherwise stated at the time Oracle collects such information. Any data provided may be maintained by Oracle in data centers in the United States and may be accessible by Oracle's global personnel as required for business purposes.

URLs
It is your responsibility to regularly monitor all applicable URLs referenced in this agreement. You confirm that you have access to the Internet and confirm that prior to entering into this agreement you have read the policies on the websites referenced above and agree to the terms and conditions set out in those policies. You undertake that you will visit the websites referenced above on a regular basis so that you are aware of any amendments Oracle may make to those policies from time to time.

U.S. Government Licenses
If you distribute a license to the United States government and you ship the programs directly to the end user, the programs, including documentation, shall be considered commercial computer software and you will place a legend, in addition to applicable copyright notices, on the documentation, and on the media label, substantially similar to the following:
         NOTICE OF RESTRICTED RIGHTS
"Programs delivered subject to the DOD FAR Supplement are `commercial computer software' and use, duplication, and disclosure of the programs, including documentation, shall be subject to the licensing restrictions set forth in the applicable Oracle license agreement. Otherwise, programs delivered subject to the Federal Acquisition Regulations are `restricted computer software' and use, duplication, and disclosure of the programs, including documentation, shall be subject to the restrictions in FAR 52.227-19, Commercial Computer Software-Restricted Rights (June 1987). Oracle Corporation, 500 Oracle Parkway, Redwood City, CA 94065."

Ethical Business Practices
You acknowledge and agree that you and your owners, directors, officers, employees or agents have not, and will not, make or promise payments of money or anything of value, directly or indirectly, to any government or public international organization officials, political parties, or candidates for political office, for the purpose of obtaining or retaining business or securing any improper advantage, or to any other person or entity if such payment would violate the laws of the country in which made or the laws of the United States. You agree that any violation of this section constitutes just cause for the immediate termination by Oracle of this agreement without any liability to you. You will also indemnify and hold Oracle and its parent company harmless from any claims, losses and liabilities resulting from any breach of any of your obligations under this section. The obligations under this section shall survive the termination or expiration of this agreement.

Entire Agreement
You agree that this agreement and the information which is expressly incorporated into this agreement (including reference to information contained in an URL), together with the applicable order, are the complete agreement for the programs and services ordered by you, and this agreement supersedes all prior or contemporaneous agreements or representations regarding such programs and/or services. If any term of this agreement is found to be invalid or unenforceable, the remaining provisions will remain effective. It is expressly agreed that the terms of this agreement and any Oracle ordering document shall supersede the terms in any purchase order or other non-Oracle ordering document and no terms included in any such purchase order or other non-Oracle ordering document shall apply to the programs and/or services ordered. This agreement may not be modified and the rights and restrictions may not be altered or waived except in a writing signed or accepted online through the Oracle Store by authorized representatives of you and of Oracle and any notice required under this agreement shall be provided to the other party in writing.

Limitation of Liability
NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF PROFITS, REVENUE, DATA, OR DATA USE. ORACLE'S MAXIMUM LIABILITY FOR ANY DAMAGES UNDER THIS AGREEMENT AND YOUR ORDER, WHETHER IN CONTRACT OR TORT, SHALL BE LIMITED TO THE FEES YOU PAID ORACLE FOR THE DEFICIENT PROGRAM OR SERVICE UNDER THIS AGREEMENT AS SPECIFIED IN YOUR ORDER. IN NO EVENT SHALL ORACLE'S TOTAL LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL VALUE OF THE APPLICABLE ORDER.

Export
You agree that U.S. export control laws and other applicable export and import laws govern your use and distribution of the programs, including technical data; additional information can be found on Oracle's Global Trade Compliance web site located at http://www.oracle.com/products/export/index.html?content.html. You agree that neither the programs nor any direct product thereof will be exported, directly, or indirectly, in violation of these laws, or will be used for any purpose prohibited by these laws including, without limitation, nuclear, chemical, or biological weapons proliferation, or development of missile technology.

Other
This agreement is governed by the substantive and procedural laws of the State of California and you and Oracle agree to submit to the exclusive jurisdiction of, and venue in, the courts in San Francisco, San Mateo, or Santa Clara counties in California in any dispute arising out of or relating to this agreement.

You agree that the sales process that you use complies with applicable procurement regulations (if the end user is a government entity) and that you will keep accurate books and records in connection with the activities under this agreement. Upon 45 days written notice, Oracle may audit your use and distribution of the programs and your activities under this agreement. You agree to cooperate with Oracle's audit and provide reasonable assistance and access to information, including but not limited to relevant books, records, agreements, servers, technical personnel, and royalty reporting systems. You agree to pay within 30 days of written notification any underpaid fees. If you do not pay, Oracle can end your technical support, licenses and this agreement or may choose not to accept your application to renew this agreement at such time of renewal. Upon Oracle's reasonable request, you agree to audit end user(s) and report the findings to Oracle, or assign your right to audit end user(s) to Oracle.

If you have a dispute with Oracle or if you wish to provide a notice under the Indemnification section of this agreement, or if you become subject to insolvency proceedings, you will promptly send written notice to: Oracle Corporation, 500 Oracle Parkway, Redwood City, California, United States, 94065,
Attention: General Counsel, Legal Department.

You may not assign this agreement or give or transfer the programs and/or any services ordered or an interest in them to another individual or entity. If you grant a security interest in the programs and/or any services, the secured party has no right to use or transfer the programs and/or any services.

Except for actions for nonpayment or breach of Oracle's proprietary rights in the programs, no action, regardless of form, arising out of or relating to this agreement may be brought by either party more than two years after the cause of action has accrued.

The Uniform Computer Information Transactions Act does not apply to this agreement or any order hereunder.

License Definitions and Rules
Your use and distribution of the programs is subject to the license definitions and rules, which are incorporated in this agreement, and which are available at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet). These license definitions and rules are subject to change, and may contain additional terms regarding the licensing metrics and other rules applicable to the programs but do not modify the terms applicable to your right to distribute the programs.


The effective date of this Agreement shall be August 1, 2003

PARTNER NAME: SCT Corporation                       ORACLE CORPORATION

PARTNER ADDRESS:______________

                ______________

PARTNER FAX NO.:______________

By: /s/ Roy Zatcoff                                 By: /s/ Barbara D. Koenig
   ---------------------------                         -----------------------
Name: Roy Zatcoff                                   Name: Barbara D. Koenig
Title: Executive VP                                 Title: Sr. Contracts Manager

                                  AMENDMENT ONE
                                     to the
                              ORACLE PARTNERNETWORK
                     FULL USE PROGRAM DISTRIBUTION AGREEMENT
                                     between
                                 SCT CORPORATION
                                       AND
                               ORACLE CORPORATION

This document ("Amendment One") amends the Oracle PartnerNetwork Full Use Program Distribution Agreement between SCT Corporation ("You" or "Your") and Oracle Corporation ("Oracle") and any and all amendments thereto (the "Agreement").

    1. Definitions: Delete the first sentence in this section and replace with the following: "You" and "your" refer to the company that has entered into this agreement with Oracle Corporation ("Oracle") to distribute Oracle's programs with the value added package and your majority owned subsidiaries. You warrant that you have the authority to bind your majority owned subsidiaries to the terms of this agreement and any applicable ordering document and further warrant that you shall be responsible for a breach of such terms by your majority owned subsidiaries.

    2. Trial Licenses: In the third and fourth sentences of this section replace "30" with "90" (three replacements).

    3. License Agreement: In the fifth paragraph, delete the second sentence in its entirety and replace with the following: You agree to either enforce the terms of an end user license agreement between you and an end user or you have the option to assign the right to enforce such agreement to Oracle or its designee.

    4. Trial Programs: In the second, third, and fourth sentences replace "30" with "90" (3 replacements).

    5.   Term and End of Agreement:

         Delete the first sentence of this section and replace with the following: "This agreement shall begin on the date specified in Oracle's acceptance confirmation and continue in effect for two (2) years thereafter; provided, however, that Oracle may terminate this agreement, after the first year, for any reason at any time upon 30 days written notice to you."

         Delete at the beginning of the third sentence of this section, the words, "Each year", and replace with the following, "At the end of the two (2) year term,".

    6. Fees and Taxes: Insert the following after the sixth sentence in the first paragraph of this section: "Notwithstanding the foregoing, you shall have the right to distribute the Oracle Program, iPayment, at a fee equal to 25% of the applicable list license fee based on the Oracle global price list in effect at the time you issue a quote. "

    7.   Other:

         Delete the first paragraph in this section and replace with the following: "This agreement is governed by the substantive and procedural laws of Pennsylvania."

         Delete the second sentence of the second paragraph in this section in its entirety and replace with the following: "Upon 45 days written notice, Oracle may audit your use and distribution of the programs and your activities under this agreement, not more than once annually. Any such audit shall be conducted during regular business hours at your offices and shall not unreasonably interfere with your business activities."


Other than the modifications above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

The Effective Date of this Amendment One is August 1, 2003.

SCT CORPORATION                                      ORACLE CORPORATION

By: /s/ Roy Zatcoff                                 By: /s/ Barbara D. Koenig
   -----------------------------                       -------------------------
Name:  Roy Zatcoff                                  Name:  Barbara D. Koenig
Title: Executive VP                                 Title: Sr. Contracts Manager













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